Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Aiken, South Carolina (October 30, 2023) - Security Federal Corporation (the “Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (the “Bank”), today announced earnings and financial results for the three and nine months ended September 30, 2023.

The Company reported net income of $2.1 million, or $0.65 per share, for the quarter ended September 30, 2023 compared to $3.2 million, or $0.99 per share, for the third quarter of 2022. Year to date net income was $6.6 million, or $2.02 per common share, for the nine months ended September 30, 2023 compared to $6.9 million, or $2.13 per common share, during the nine months ended September 30, 2022. The decrease in quarterly net income was primarily the result of a decrease in net interest income combined with an increase in non-interest expense. The year over year decrease in net income for the nine months ended September 30, 2023 was primarily due to an increase in non-interest expense and a decrease in non-interest income, which were partially offset by an increase in net interest income.

Third Quarter Financial Highlights

●	Net interest income decreased $688,000, or 6.8%, to $9.4 million as the increase in interest expense exceeded the increase in interest income.
●

Total interest income increased $5.5 million, or 49.0%, to $16.8 million while total interest expense increased $6.2 million, or 536.4%, to $7.4 million. The increase in interest income and interest expense was the result of higher market interest rates.

●	Non-interest income decreased $56,000, or 2.5%, to $2.2 million.
●	Non-interest expense increased $646,000, or 7.8%, to $8.9 million.

	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	9/30/2023	9/30/2022
Total interest income	$16,822	$11,293
Total interest expense	7,376	1,159
Net interest income	9,446	10,134
Provision for credit losses	-	-
Net interest income after provision for credit losses	9,446	10,134
Non-interest income	2,168	2,224
Non-interest expense	8,924	8,278
Income before income taxes	2,690	4,080
Provision for income taxes	568	855
Net income	$2,122	$3,225
Earnings per common share (basic)	$0.65	$0.99

Year to Date (Nine Months) Comparative Financial Highlights

●	Net interest income increased $2.2 million, or 8.4%, to $28.8 million.
●	Total interest income increased $17.2 million, or 58.6%, to $46.6 million while total interest expense increased $15.0 million, or 535.5%, to $17.8 million.
●	Non-interest income decreased $845,000, or 11.3%, to $6.6 million.
●	Non-interest expense increased $1.6 million, or 6.2%, to $26.9 million.

	Nine Months Ended
(Dollars in Thousands, except for Earnings per Share)	9/30/2023	9/30/2022
Total interest income	$46,593	$29,381
Total interest expense	17,780	2,798
Net interest income	28,813	26,583
Provision for credit losses	221	-
Net interest income after provision for credit losses	28,592	26,583
Non-interest income	6,620	7,465
Non-interest expense	26,863	25,301
Income before income taxes	8,349	8,747
Provision for income taxes	1,775	1,808
Net income	$6,574	$6,939
Earnings per common share (basic)	$2.02	$2.13

Credit Quality

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On January 1, 2023, the Company adopted the Current Expected Credit Losses (“CECL”) accounting standard. The transition adjustment of the adoption of CECL included an increase in the allowance for credit losses on loans of $784,000 and an increase in the allowance for credit losses on unfunded loan commitments of $1.2 million, which is recorded in other liabilities. The Company recorded a net decrease to retained earnings of $1.6 million as of January 1, 2023 for the cumulative effect of adopting CECL, which reflects the transition adjustments noted above, net of the applicable deferred tax assets recorded.

●

The Bank recorded $326,000 in provision for credit losses on loans held for investment, which was partially offset by a reversal of the provision for unfunded commitments of $105,000, resulting in a net provision expense of $221,000 for the first nine months of 2023 compared to no provision for credit losses during the first nine months of 2022.

●	Non-performing assets were $6.3 million at September 30, 2023 compared to $6.4 million at December 31, 2022 and $2.8 million at September 30, 2022.
●	Allowance for credit losses to gross loans was 2.03%, 2.00% and 2.12% at September 30, 2023, December 31, 2022 and September 30, 2022, respectively.

At Period End (dollars in thousands):	9/30/2023	12/31/2022	9/30/2022
Non-performing assets	$6,339	$6,393	$2,800
Non-performing assets to total assets	0.43%	0.46%	0.21%
Allowance for credit losses	$12,348	$11,178	$11,299
Allowance to gross loans	2.03%	2.00%	2.12%

Balance Sheet Highlights and Capital Management

●	Total assets were $1.5 billion at September 30, 2023, an increase of $96.0 million since December 31, 2022 and a year over year increase of $119.3 million.
●	Net loans receivable totaled $598.0 million at September 30, 2023, an increase of $48.1 million during the first nine months of 2023 and a year over year increase of $74.9 million.
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Investment securities decreased $12.0 million during the first nine months of 2023 to $705.6 million at September 30, 2023. Year over year, investments decreased $24.0 million as maturities and principal paydowns of investments exceeded purchases during the 12 month period.

●	Total deposits were $1.2 billion at September 30, 2023, a year to date increase of $76.0 million, or 6.8%, and a year over year increase of $67.2 million, or 6.0%.
●	Borrowings increased $16.6 million, or 16.0%, during the first nine months of 2023 to $119.9 million. The increase was primarily to assist in funding continued loan demand.

Dollars in thousands (except per share amounts)	9/30/2023	12/31/2022	9/30/2022
Total assets	$1,477,330	$1,381,366	$1,357,981
Cash and cash equivalents	84,224	28,502	20,068
Total loans receivable, net	598,029	549,917	523,094
Investment securities	705,558	717,586	729,519
Deposits	1,186,053	1,110,085	1,118,817
Borrowings	119,898	103,323	73,964
Total shareholders' equity	158,996	160,233	156,596
Common shareholders' equity	76,047	77,285	73,647
Common equity book value per share	$23.46	$23.76	$22.64
Total risk based capital to risk weighted assets (1)	19.33%	19.03%	19.11%
CET1 capital to risk weighted assets (1)	18.08%	17.78%	17.86%
Tier 1 leverage capital ratio (1)	10.11%	10.41%	10.32%
(1) - Ratio is calculated using Bank only information and not consolidated information

Security Federal has 19 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. The Bank’s newest branch, located in downtown Augusta, Georgia, opened in April 2023. It is a full-service branch offering depository banking as well as commercial and consumer lending. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Darrell Rains, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: potential adverse impacts to economic conditions in our local market area or other aspects of the Company’s business, operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing oil prices and supply chain disruptions; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.